EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors of

Lightwave Logic, Inc.

We hereby consent to the incorporation by reference in the registration statements of Lightwave Logic, Inc. on:

•	Form S-8 (No. 333-273055)
•	Form S-8 (No. 333-234737)
•	Form S-8 (No. 333-213541)
•	Form S-8 (No. 333-189943)
•	Form S-8 (No. 333-198916)
•	Form S-3 (No. 333-281059)

of our reports dated February 29, 2024, relating to the financial statements of Lightwave Logic, Inc. and the effectiveness of internal control over financial reporting.

/s/ Morison Cogen LLP

Blue Bell, Pennsylvania

February 29, 2024